Exhibit 23.1

                            KAHN BOYD LEVYCHIN, LLP
                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


                        CONSENT OF INDEPENDENT AUDITORS

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Board of Directors
Planetlink Communications, Inc.
Cumming, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of PlanetLink Communications, Inc. on Form S-8, of our restated report dated May 3, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of Planetlink Communications, Inc. for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.


KAHN BOYD LEVYCHIN

Kahn Boyd Levychin, L.L.P.
November 19, 2004